EXHIBIT 10.4
                                                                    ------------

                       LICENSING REPRESENTATION AGREEMENT
                       ----------------------------------


         This licensing representation agreement ("Agreement") is made by and between Cragar Industries, Inc ("CRAGAR"), a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 7373 N. Scottsdale Road, Suite B-274, Scottsdale, Arizona 85253, and Trademarketing Resources Inc. ("TRI"), a corporation organized and existing under the laws of the State of California, with its principal place of business at 1191 St. Charles Court, Los Altos, California 94024.

         WHEREAS, CRAGAR is the sole and exclusive owner of certain trademark rights; and

         WHEREAS, CRAGAR desires to appoint TRI, and TRI desires to act, as CRAGAR's exclusive agent for the purpose of exercising the merchandising rights in and to these trademark rights, on or in association with products, services and premiums of all description, as well as in the promotion and advertising of said products, services and premiums in all media and such other uses as are commonly understood to be included within that phrase in the licensing industry; and

         WHEREAS, both CRAGAR and TRI are in agreement with respect to the terms and conditions upon which TRI shall act as Licensing Agent.

         NOW, THEREFORE, in consideration of these promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows:

1.       MEANING OF TERMS
         ----------------

         A. "LICENSED MATERIAL" means the graphic representations of the following:

              CRAGAR, STARWIRE, TRU-SPOKE, STREET PRO, CRAGAR S/S, CRAGAR LITE, KEYSTONE KLASSIC and such other related marks and artwork as may be designated by CRAGAR.

         B. "TRADEMARKS" means "CRAGAR, STARWIRE, TRU-SPOKE, STREET PRO, CRAGAR S/S, CRAGAR LITE, KEYSTONE KLASSIC" and the representations of Licensed Material included in Subparagraph 1.A. above.

         C.   "TERRITORY" means worldwide.

         D. "LICENSEE" means those entities that enter into License Agreement(s) with CRAGAR through TRI's efforts.

         E. "LICENSE AGREEMENT" means a written agreement between CRAGAR and a Licensee relating to the Licensee's use of the Licensed Material.
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                                       -2-


         F. "LICENSE PROPOSAL" means a bona fide term sheet signed by a potential Licensee which sets forth the basic business terms of a License Agreement an example of which is set forth in Schedule C.

2.       AGENCY GRANT
         ------------

         (A) Pursuant to the terms hereof, CRAGAR hereby appoints TRI to represent CRAGAR in the Territory in connection with the merchandising of the Licensed Material on an exclusive basis, subject to CRAGAR's approval, for the purpose of generating, negotiating and otherwise exploiting and entering into business opportunities in the areas of merchandising rights as defined below in Paragraph 5.

         (B) CRAGAR agrees to refer to TRI through the principals of TRI (Robert E. Horton, Jr., Dennis Wood, and Michael D. Rachuy) (the "Principals") all new inquiries received after the date of this Agreement relating to the licensing or merchandising rights with respect to the Licensed Material. The Principals agree that their individual duties ("Duties") under this Agreement as to CRAGAR herein shall be as set forth in Schedule A.

         (C) TRI shall have no authority to promote, negotiate, administer or manage any licensing arrangement entered into by CRAGAR prior to the effective date of this Agreement, unless and until such authority is expressly granted to TRI by CRAGAR in writing.

3.       TERM
         ----

         (A) This Agreement is for a term of 4 years and shall become effective as of April 1, 2001 (the "Effective Date") and shall extend through and including March 31, 2005 (hereinafter the "Term"), unless terminated earlier in accordance with any provision herein. Provided that TRI is not in default of any provision of this Agreement and both parties provide written approval, then the Term shall automatically be extended for an additional 4 years ending on March 31, 2009. In the event the parties wish to renew or extend this Agreement, beyond March 31, 2009 a separate written agreement during the first 36 months of this Agreement signed by each of the parties must be executed. CRAGAR shall have the option in its sole discretion to terminate this Agreement 24 months after the Effective Date if CRAGAR has not been presented during the first 24 months of this Agreement with Licensing Proposals from TRI with cumulative proposed guarantees of at least $[*] due on or before March 31, 2005. CRAGAR shall also have the election in its sole discretion to terminate this Agreement 36 months after the Effective Date if CRAGAR has not been presented during the first 36 months of the Agreement with Licensing Proposals from TRI with cumulative proposed guarantees of at least $[*] due on or before March 31, 2005.

--------------------
[*] CONFIDENTIAL TREATMENT REQUESTED - Indicates material that has been omitted and for which confidential treatment has been requested.
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                                       -3-


         (B) The parties agree that at the end of the second year of this Agreement they will sit down in good faith and reach mutual agreement on specific royalty targets for Years 3 and 4 of this Agreement for international licenses outside of North America.

4.       THIRD PARTY LICENSE AGREEMENTS
         ------------------------------

         All proposed license agreements presented by TRI under this Agreement shall be subject to the express written approval of CRAGAR. It is understood that TRI will submit all such proposed agreements to CRAGAR for its consideration, approval and execution, and CRAGAR will, thereupon, advise TRI within fifteen (15) business days after receipt of the proposed agreement as to whether it agrees or disagrees to the terms thereof and whether it will execute same. Failure to act within said fifteen (15) day period shall be deemed a disapproval of any such agreement by CRAGAR. All License Agreements shall be between CRAGAR and the Licensee presented by TRI. A basic form license agreement that is to be used by TRI in negotiating license agreements will be provided by TRI to CRAGAR for its approval.

5.       TRI'S GENERAL DUTIES AND OBLIGATIONS
         ------------------------------------

         TRI is hereby authorized, empowered and required to do the following on behalf of CRAGAR:

         (A) Develop a written strategic plan of action identifying the goals and objectives, time frames for action, and overall direction for the licensing program contemplated hereunder. This written strategic plan will be developed by TRI and provided to CRAGAR no later than August 15, 2001, for review and approval by CRAGAR. As part of this written strategic plan, TRI will submit to CRAGAR, for its approval, product categories and product concept descriptions. Such product concept descriptions shall outline the basic product type, form, and other distinguishing characteristics such as unique distribution or manufacturing characteristics. TRI's responsibilities under this subparagraph shall further include submission to CRAGAR of quarterly status reports, and periodic updates as appropriate, covering TRI's implementation of its written strategic plan. Notwithstanding this requirement, CRAGAR may grant approval of specific product licensing requests prior to submission and approval of the written strategic plan. =

         (B) Seek out, negotiate and present for approval and execution by CRAGAR business opportunities relating to the merchandising of the Licensed Material which, subject to the express written approval of CRAGAR, shall be to CRAGAR's benefit.

         (C) Monitor and oversee CRAGAR's License Agreements with Licensees to ensure that the Licensees' advances, royalties, minimums and sales reports are promptly submitted.

         (D) Wherever necessary, conduct personal visits to the Licensees' manufacturing facilities to ensure the Licensees are complying with the quality control provisions of the License Agreements.

         (E) Submit to CRAGAR a written report after each of said visits identified above in Subparagraph 5(D).

         (F) Collect all advances, minimums and royalties due under the License Agreements during the Term of this Agreement, as part of TRI's management of the on-going relationships with Licensees. All payments from Licensees are to be transmitted to TRI by check, money order or wire transfer payable to CRAGAR and are to be deposited by TRI in its designated bank account for CRAGAR income (hereinafter the "CRAGAR Royalty Account"). TRI shall endeavor within forty (40) days, but in any event no later than forty-five
              (45) days after the close of each calendar quarter, provide CRAGAR with a statement reflecting all income received from Licensees in connection with the Licensed Material during the preceding calendar quarter. Each statement shall be in writing and provide an accounting of all sources of income and the amounts derived therefrom and shall be accompanied by payment of all revenues due CRAGAR. At this same time, TRI is authorized to deduct its compensation as defined by Paragraph 6 herein. Such statement and all payments to CRAGAR are to be sent to CRAGAR at the following address:

                         Attn:  Michael L. Hartzmark, Ph.D.
                         Chairman and CEO
                         Cragar Industries, Inc.
                         7373 N. Scottsdale Road, Suite B-274
                         Scottsdale, AZ 85253

         (G) Engage in such other activities as the parties may mutually agree upon and, in general, use its best efforts consistent with sound business practices to maximize revenue generated from the exploitation of the rights granted hereunder and to enhance the value and reputation of the Licensed Material.

         (H) While TRI is empowered to propose all necessary art, design, editorial and other related approvals for the creation of the Licensed Material, as well as to enforce the appropriately high standard of quality for all such Licensed Material created and produced pursuant to License Agreements entered into pursuant to this Agreement, CRAGAR retains the right to grant final, or interim when specifically requested, approval on art, design and editorial matters. TRI agrees to submit to CRAGAR, for final approval, drafts, prototypes, and finished samples of all Licensed Material and any and all advertising, promotional and packaging material related to said Licensed Material. CRAGAR will respond to TRI regarding approval within ten (10) business days after receipt of such samples. Failure to respond within said period shall be deemed disapproval by CRAGAR. TRI further agrees to provide CRAGAR, prior to the commencement of distribution of any Licensed Material at least two (2) complete samples of all Licensed Material being manufactured and/or distributed by each Licensee and all advertising, promotional and packaging material related to same for purposes of verifying TRI's approval of quality, as well as to ensure, solely at the discretion of CRAGAR, that the appropriate trademark and/or copyright notices have been applied to the Licensed Material and to the advertising, promotional and packaging material related to said Licensed Material. If, in the sole judgment of CRAGAR, the quality of any Licensed Material or of any advertising, promotional or packaging material relating to said Licensed Material is not of acceptable standard, CRAGAR reserves the right to require TRI to use commercially reasonable efforts to remedy the problem with the Licensee in question.

         (I) Work together with CRAGAR to explore fully any internal resources that CRAGAR may possess that may be beneficial to the success of its licensing program established hereunder.

         (J) Work together with CRAGAR to explore fully promotional opportunities with other companies that may assist CRAGAR in its overall business objectives and the success of its licensing program established hereunder.

6.       TRI'S COMPENSATION
         ------------------

         (A) During the Term of this Agreement, TRI's sole compensation for the services that it renders pursuant to this Agreement (excluding the current licenses set forth in Schedule B which are subject to a separate compensation arrangement as set forth therein) shall be a commission based on a percentage of cumulative Gross Royalty Income received during the Term of this Agreement from Licensees obtained by TRI for all Licensed Material as follows:

              [*]% of the first $[*] of cumulative Gross Royalty Income from all licensees and; [*]% of cumulative Gross Royalty Income from all licensees from $[*] to $[*] and; [*]% of cumulative Gross Royalty Income from all licensees above $[*]. Notwithstanding the foregoing, inn the event cumulative Gross Royalty Income paid

--------------------
[*] CONFIDENTIAL TREATMENT REQUESTED - Indicates material that has been omitted and for which confidential treatment has been requested.

              and reported to CRAGAR equals or exceeds $[*] through the calendar quarter ending March 31, 2004 then TRI shall receive [*]% of all Gross Royalty Income paid thereafter until the expiration of this Agreement.

         (B) For purposes of this Agreement, "Gross Royalty Income" shall mean all royalty payments, including guarantees, advances paid against royalties, and all other consideration of any type or nature that are collected and paid to CRAGAR pursuant to a License Agreement.

         (C) Upon expiration or termination (whichever is sooner) of this Agreement (collectively referred to herein as the "termination date"), TRI shall be entitled to compensation according to the commission percentage in Subparagraph 6(A) above for a period of 48 months following such termination date, for all Gross Royalty Income derived from license agreements entered into during the term of this Agreement except as per 6.(D), below. At the termination date of this Agreement, if Cragar, within twelve months of the termination date, should enter into a License Agreement with a third party based upon a License Proposal from a potential Licensee received by TRI and presented to Cragar within twelve (12) months prior to the termination date hereof, then TRI shall be entitled to compensation from said license agreement according to the commission percentage in Subparagraph 6(A) above for a period of 36 months following such termination date, for all Gross Royalty Income derived from the license agreement. TRI shall provide to Cragar a list of said License Proposals within 30 days of termination date.

         (D) If TRI should unilaterally terminate this Agreement without cause, then TRI shall continue to receive compensation according to the commission percentage in Subparagraph 6(A) for the shorter of one year from the termination date or for up to the remaining duration of those License Agreements that it had obtained for Cragar prior to the termination date.

7.       COSTS AND EXPENSES
         ------------------

         (A) CRAGAR shall reimburse TRI for its documented reasonable out-of-pocket expenses incurred in directly fulfilling its obligations under this Agreement (E.G., travel, and related lodging and food, long distance telephone calls, postage including UPS, FedEx, marketing materials and trade shows), provided, however, that TRI shall seek and receive prior written approval from CRAGAR for any such expense greater than $500.00. Out-of-pocket expenses shall not exceed $1,500 per month without the written advance approval of CRAGAR. In addition, CRAGAR agrees to fund certain other "special projects" (typically items such as a licensing brochure or consumer research requested by CRAGAR), provided, however, that TRI shall seek and receive prior written approval from CRAGAR for any such expenses related to said special

--------------------
[*] CONFIDENTIAL TREATMENT REQUESTED - Indicates material that has been omitted and for which confidential treatment has been requested.

              projects. It is agreed and understood that all other expenses incurred by TRI related to this Agreement shall be borne by TRI, unless otherwise approved and accepted by CRAGAR in writing. Expenses reimbursable under this subparagraph shall not include TRI's routine office expenses and overhead such as local phone expense, rent, and office supplies. For all expenses for which TRI seeks reimbursement, TRI shall provide verification and documentation of such expenses to CRAGAR. Cragar shall provide payment to TRI by the fifteenth of the month following the receipt of documented and agreed upon expenses.

         (B) CRAGAR further agrees to provide development fees to the Principals for performing their Duties hereunder in an aggregate amount of $120,000 of CRAGAR freely trading unrestricted common stock per annum for each of the first 4 years of the Term of this Agreement (the "Stock") to offset partially the start-up costs that will be individually incurred by the Principals in fulfilling their obligations under Schedule A of this Agreement. The dollar amount for each Principal shall be as set forth alongside the name of each in Schedule A. Provided that TRI gives written notice to Cragar at least 30 days prior to date of grant of stock, TRI may, in its sole discretion and with the approval of its shareholders, change the allocation percentages in Schedule A. The total amount of shares of Stock for both Year One and Year Two shall be determined by dividing $120,000 by the closing market price of the Stock on a nationally recognized exchange on the Effective Date of this Agreement. Year One Stock shall vest immediately on the Effective Date of this Agreement and CRAGAR covenants that it will within 30 days after the Effective Date file an S-8 Registration Statement with the SEC covering 240,000 shares of common stock In the event that the S-8 registration statement does not become effective on or before June 30, 2001,then the Principals and TRI at their election may either terminate their obligations under this Agreement or TRI at its election, in lieu of the stock grant, may receive as the assignee on behalf of the Principals all of their $120,000 development fees first offset from cumulative Gross Royalty Income earned under Subparagraph 6 (A) prior to any sharing between CRAGAR and TRI. The offset of $120,000 shall also apply in any subsequent year if for any reason Year Two, Year Three or Year Four Stock shall not be freely tradable and unrestricted on their vesting date. Year Two Stock shall vest and be payable to the Principals April 1, 2002. The total amount of shares of Stock for Year Three and Year Four shall be determined by dividing $120,000 by the average of the closing market prices of the Stock for the thirty days prior to the date of grant on April 1, 2002 and April 1, 2003, respectively. Year Three Stock shall be granted on April 1, 2002 and shall vest and be payable April 1, 2003. Year Four Stock shall be granted on April 1, 2003 and shall vest and be payable April 1, 2004. Notwithstanding the number of shares of Stock calculated for any year, the minimum number of shares of Stock during any year shall not be less than 10,000 and not more than 80,000 shares (to be adjusted for stock splits, if any).

         (C) In the event CRAGAR elects to terminate this Agreement due to insufficient Licensing Proposals presented to it, as provided under Subparagraph 3.(A) then no Stock shall vest for Year Three and Year Four if this Agreement terminates at the end of 24 months and no Stock shall vest and be payable for Year Four if this Agreement terminates at the end of 36 months.

         (D) TRI shall have during the Term of this Agreement the continuing option to purchase additional CRAGAR common stock from CRAGAR at a price 10% below market price at the time of exercise from any or all compensation that TRI receives under Paragraph 6 herein.

         (E) Any Principal shall lose his right to additional stock grants, but shall not give up any of his obligations under this Agreement, if the said Principal (including any of his relatives, affiliates, principles, or other related parties) take a short position in Cragar Stock.

8.       TRADEMARK PROTECTION
         --------------------

         (A) It is understood that all Licensees shall be required to take any necessary precautions as specified by CRAGAR to protect the Trademarks, including the placing of appropriate trademark notices on all Licensed Material as well as on all advertising, promotional and packaging material relating to said Licensed Material. The following notices, at a minimum, will be required of all such Licensees:

              (TM) and/or(R)Designates a Trademark of CRAGAR.

         (B) CRAGAR shall bear the responsibility and cost of obtaining and maintaining those trademark registrations which, in the sole opinion of CRAGAR, should be obtained and maintained; provided, however, that CRAGAR shall use its best efforts to obtain trademark registrations for all product categories for which the Trademarks have been licensed and which are actively marketed within the Territory for which registration is requested.

         (C) TRI agrees to give CRAGAR prompt written notice of any unlicensed use by third parties of Licensed Material or Trademarks, and TRI will not, bring or cause to be brought any criminal prosecution, lawsuit or administrative action for infringement, interference with or violation of any rights to Licensed Material or Trademarks either by itself or on behalf of CRAGAR. TRI shall not have any right to recover or share in any damages or other monetary relief that CRAGAR recovers for any violation of its rights to the Licensed Material or Trademarks for which TRI does not participate as a party. TRI shall have no responsibility or obligation to participate as a party in any action without its prior written consent which is subject to TRI's sole and absolute discretion, and should TRI elect to give its consent and become a party, CRAGAR agrees to reimburse TRI for its reasonable expenses incurred at CRAGAR's request, including reasonable attorney's fees. Only in the event that TRI shares in the expenses of said action shall TRI be entitled to share in any damages or other monetary relief recovered, in proportion to TRI's share of the expense.

9.       WARRANTIES AND INDEMNIFICATIONS
         -------------------------------

         (A) CRAGAR represents and warrants that it is the owner of all rights in and to the Trademarks and that it has the right to grant the rights herein granted to TRI. CRAGAR further represents that it has not granted any other person or firm the right and authority to represent CRAGAR with respect to the Trademarks in such a capacity that, to CRAGAR's knowledge, would be in conflict with this Agreement.

         (B) During and after the term hereof, CRAGAR agrees to defend, indemnify and hold TRI, its stockholders, directors, officers, employees, agents, parent companies, subsidiaries, and affiliates, harmless from and against any claims, liabilities, judgments, penalties, and taxes, civil and criminal, and all costs, expenses (including, without limitation, reasonable attorneys' fees) which may arise out of or be related to CRAGAR's warranty, as above stated.

         (C) During and after the term hereof, TRI hereby agrees to defend, indemnify and hold CRAGAR and any of its related entities, including each of their stockholders, directors, officers, employees, agents, parent companies, subsidiaries, and affiliates, harmless from and against any and all claims, liabilities, judgments, penalties, and taxes, civil and criminal, and all costs, expenses (including, without limitation, reasonable attorneys' fees) which may arise out of any intentional or negligent acts by TRI, other than as it may relate to the CRAGAR's warranty, as above stated.

         (D) TRI and CRAGAR agree to give each other prompt written notice of any claim or suit which may arise under the indemnity provisions set forth above.

10.      BOOKS AND RECORDS; RECONCILIATION; RIGHT TO AUDIT
         -------------------------------------------------

         (A) TRI agrees to keep and maintain accurate and up-to-date books and records relating to its obligations under this Agreement, the CRAGAR Royalty Account, and each License Agreement. TRI shall preserve such records for a period of two (2) years after either termination or expiration of this Agreement.

         (B) TRI shall conduct a quarterly reconciliation and shall endeavor to remit to CRAGAR within forty (40) days, but in no event longer than forty-five (45) days of the end of each Quarter all Net Revenues not already remitted by TRI during such Quarter. "Quarter" shall be defined as a calendar quarter beginning on January 1, April 1, July 1, and October 1 of each calendar year during the Term. "Net Revenues" shall be defined as Gross Royalty

              Income less TRI's compensation and expense reimbursements permitted pursuant to the terms of Paragraph 6 hereof. All payments under this subparagraph to CRAGAR shall be accompanied by a quarterly report reconciling the payments to CRAGAR.

         (F) During the Term of this Agreement and for a period of two (2) years after either termination or expiration of this Agreement, CRAGAR may, during reasonable business hours, audit the books and records of TRI relating to this Agreement and of the CRAGAR Royalty Account in order to verify the accuracy thereof and of the royalty reports generated by TRI hereunder. In the event that there is any discrepancy in CRAGAR's favor between the amount actually paid CRAGAR and that which was owed CRAGAR, TRI shall immediately remit payment to CRAGAR in the amount of such discrepancy plus any interest calculated at the then-prevailing prime rate. In the event that there is any discrepancy in CRAGAR's favor between the amount actually paid CRAGAR and that which was owed CRAGAR, and such amount exceeds $5,000 for each year the Agreement is in effect, TRI shall be responsible for payment of CRAGAR's costs of auditing the books and records of TRI.

11.      INSURANCE
         ---------

         CRAGAR and TRI shall separately maintain during the Term of this Agreement the following types and levels of insurance: Comprehensive General Liability Insurance with the minimum bodily injury and property damage limits of $1,000,000 each occurrence; and naming the other party as an additional insured under its Comprehensive General Liability Insurance policy. Upon request, the parties shall furnish to each other evidence of such insurance coverage in the form of a Certificate of Insurance indicating that premiums have been paid for the then current term. Neither party shall make any material change to this coverage without providing the other party with notice.

12.      RELATIONSHIP OF THE PARTIES
         ---------------------------

         This Agreement shall not be construed to place the parties in the relationship of partners or joint venturers. It is understood and agreed that TRI is acting as an independent contractor and that neither party shall have any right or power to obligate, bind, or commit the other to any expense, liability, or matter other than as expressly provided and authorized in this Agreement. Specifically, TRI and CRAGAR acknowledge that TRI has no authority to bind CRAGAR to any licensing commitment to any potential licensees, and all such commitments are only binding upon CRAGAR pursuant to a License Agreement fully executed by both CRAGAR and Licensee.

13.      ASSIGNMENT/SUB-LICENSE
         ----------------------

         TRI's rights and/or obligations hereunder shall not be assigned or delegated by any act of TRI except upon the express written approval of CRAGAR. TRI shall have no right to grant any licenses or sub-licenses without CRAGAR's prior express written approval. CRAGAR shall, however, have the right to assign its rights and delegate its obligations under the Agreement without the prior approval of, but with reasonable written notice to, TRI.

14.      TERMINATION
         -----------

         CRAGAR shall have the right at any time to terminate this Agreement for cause in the event that TRI violates any of its obligations under this Agreement including, without limitation, its payment obligation. CRAGAR shall have the right to terminate this Agreement, without payment of any penalty, by giving written notice of termination to TRI, and the termination shall be effective thirty (30) days after such notice is mailed to TRI, unless TRI, in the interim, shall remedy the violation to the reasonable satisfaction of CRAGAR within such 30 days.

15.      EFFECT OF TERMINATION OR EXPIRATION
         -----------------------------------

         (A)  In the event of termination or expiration of this Agreement:

              (i) TRI shall promptly turn over to CRAGAR all books and records relating to each Licensee and shall immediately take all steps necessary to withdraw its name from any accounts established on behalf of CRAGAR for purposes of this Agreement including, without limitation, the CRAGAR Royalty Account, and

              (ii) All future payments from Licensees shall be made directly to CRAGAR or its duly appointed representative.

         (B) It is further understood and agreed that after termination or expiration of this Agreement, all rights granted to TRI shall forthwith revert to CRAGAR who shall be free to itself commercialize the Licensed Material and/or to contract with others to commercialize the Licensed Material except that CRAGAR shall continue to pay TRI its compensation as provided in 6.(C) and 6.(D). TRI shall refrain from further efforts to commercialize the Licensed Material and will not make any further reference to it, either directly or indirectly.

16.      NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE.
         -----------------------------------------------------

         (a) General. In consideration of the payment of the CRAGAR common stock, and in order to induce the CRAGAR to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders (defined as the principals of TRI) hereby acknowledges that he is a beneficiary of the CRAGAR common stock payments to TRI and each of the Shareholders hereby severally covenants and agrees as follows:

              (i) Without the prior written consent of CRAGAR, such Shareholder shall not for a period of one (1) year from and after the termination date and during the term of this Agreement (A) directly or indirectly acquire or own in any manner any interest in any person, firm, partnership, corporation, association or other entity which engages or plans to engage in any significant manner relative to that entity's core business or the business segment of the entity that will be the focus of TRI's engagement in any facet of the Business (defined as custom automotive wheels) or which competes or plans to compete in the Business with CRAGAR or any of its subsidiaries or Affiliates, anywhere in the world (the "Territory"), (B) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity which engages or plans to engage in any facet of the Business or which competes or plans to compete in any way in any significant manner with Cragar or any of its subsidiaries or Affiliates within the Territory, or (C) utilize his special knowledge of the business of Cragar and his or its relationships with customers, suppliers and others to compete with Cragar and/or any of its Affiliates in any business which in any way in any significant manner engages or plans to engage in the Business; provided, however, that nothing herein shall be deemed to prevent such Shareholder from acquiring through market purchases and owning, solely as an investment, less than three percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under ss.12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as such Shareholder is not a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer. Such

                   Shareholder acknowledges and agrees that the covenants provided for in this Section 16 (a) are reasonable and necessary in terms of time, area and line of business to protect the Company's Trade Secrets. Such Shareholder further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the CRAGAR's legitimate business interests, which include its interests in protecting CRAGAR's (i) valuable confidential business information, (ii) substantial relationships with customers throughout the United States, and (iii) customer goodwill associated with the ongoing Business. Shareholder expressly authorizes the enforcement of the covenants provided for in this Section 1.1(a) by (A) Cragar and its subsidiaries, (B) CRAGAR's permitted assigns, and (C) any successors to CRAGAR's business. To the extent that the covenants provided for in this Section 1.1(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

16.      FINAL STATEMENT
         ---------------

         Upon termination or expiration of this Agreement, TRI shall deliver to CRAGAR a statement indicating the number and description of all License Agreements which TRI has obtained for CRAGAR and provide CRAGAR with a copy of each such agreement.

17.      NOTICES
         -------

         All notices hereunder shall be given by addressing them as indicated below and by depositing them as certified mail or registered mail, return receipt requested, postage prepaid, or by delivering them to a national overnight courier service. Such notice shall be effective as of the date of receipt by the other party.

         The addresses of the parties until further notice are:

         Michael L. Hartzmark, Ph.D.              Robert E. Horton, Jr.
         Chairman & CEO                           President & CEO
         Cragar Industries, Inc.                  Trademarketing Resources, Inc.
         7373 N. Scottsdale Road, Suite B-274     7111 Dixie Highway, Number 292
         Scottsdale, AZ 85253                     Clarkston, MI 48346

18.      CONFIDENTIALITY
         ---------------

         (A) TRI agrees to keep the terms and conditions of this Agreement and all License Agreements strictly confidential, and TRI shall not disclose such terms and conditions to any third party without obtaining CRAGAR's prior written consent; provided, however, that this Agreement and any License Agreement may be disclosed on a need-to-know basis to TRI's attorneys and accountants who agree to be bound by this confidentiality provision. CRAGAR hereby consents to TRI's disclosure of information of a financial nature in this Agreement and any License Agreement to its auditors and to financial institutions in the ordinary course of business.

         (B) TRI further agrees to keep strictly confidential all information disclosed by CRAGAR to TRI pursuant to this Agreement and designated in writing by CRAGAR as "confidential." TRI shall not acquire any right or interest in any such confidential information disclosed by CRAGAR. Upon termination or expiration of this Agreement, all such confidential information, if in written form, shall be returned to CRAGAR.

         (C) The duties and obligations under this Paragraph 18 shall survive any termination or expiration of this Agreement.

         (D) In the event that TRI is requested or required through legal process to disclose any confidential information of CRAGAR, TRI shall provide prompt notice of such request or demand to CRAGAR so that CRAGAR may seek an appropriate protective order or waive compliance with the provisions of this Paragraph 18.

19.      JURISDICTION AND CHOICE OF LAW
         ------------------------------

         This Agreement and the enforcement hereof shall be subject exclusively to the internal laws (but not the choice or conflicts of law rules) of the State of Arizona. The parties hereby irrevocably waives any right they may have to assert the application of any other law of any other state or nation in any legal action between them. The parties agree that no action or proceeding may be maintained by one against the other except either in Superior Court for the County of Maricopa, or in the United States Federal Court, District of Arizona, and that these courts shall have exclusive jurisdiction over such action or proceeding.

20.      CAPTIONS
         --------

         The captions used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for purposes of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise be given any legal effect.

21.      CONSTRUCTION
         ------------

         The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the parties. Headings of paragraphs herein are for convenience of reference only and are without substantive significance.

22.      GOODWILL
         --------

         TRI acknowledges that the rights and powers retained by CRAGAR hereunder are necessary to protect CRAGAR's trademarks, copyrights and property rights, and, specifically, to conserve CRAGAR's goodwill and good name, and the Trademarks, and therefore TRI agrees that TRI will not allow the same to become involved in matters which will, or could, detract from or impugn the public acceptance and popularity thereof, or impair their legal status.

23.      MODIFICATIONS OR EXTENSIONS OF THIS AGREEMENT
         ---------------------------------------------

         Except as otherwise provided herein, this Agreement can only be extended or modified by a writing signed by both parties; provided, however, that certain modifications shall be effective if signed by the party to be charged and communicated to the other party.

24.      INTEGRATION
         -----------

         This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties, and is intended as a final expression of their Agreement. It shall not be modified or amended except in a writing specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may be in conflict with said Agreement.

25.      POWER TO SIGN
         -------------

         The parties warrant and represent that their respective representatives signing this Agreement have full power and proper authority to sign this Agreement and to bind the parties.

26.      SURVIVAL OF OBLIGATIONS
         -----------------------

         The respective obligations of the parties under this Agreement, which by their nature would continue beyond the termination or expiration of this Agreement, shall survive termination or expiration of this Agreement.

27.      SEVERABILITY OF PROVISIONS
         --------------------------

         The terms of this Agreement are severable and the invalidity of any term of this Agreement shall not affect the validity of any other term.

28.      FORCE MAJEURE
         -------------

         If either party is delayed, or interrupted in, or prevented from the performance of its obligations hereunder by reason of an act of God, fire, flood, war, public disaster, strikes or labor difficulties, governmental enactment, regulation or order, or any other cause beyond its control, and if such party has given the other party prompt notice thereof and, on request, such confirmatory documentation as the other party may reasonably request and has in good faith kept the other party apprised of when the delay, interruption or prevention is expected to be resolved, the time for the performance of the party's obligations shall thereupon be extended for a period equal to the duration of the contingency that occasioned the delay, interruption or prevention, but not exceeding ninety (90) days unless otherwise mutually agreed. If the force majeure condition continues for more than ninety (90) days, either party may terminate this Agreement upon written notice to the other party.





                           (Signature Page To Follow)

Please sign below under the word "Agreed". When signed by both parties this shall constitute an agreement between CRAGAR and TRI.


AGREED:

CRAGAR INDUSTRIES, INC.                     TRADEMARKETING RESOURCES INC.


By: /s/ Michael L. Hartzmark                By:
    --------------------------                  ------------------------
Title: Chief Executive Officer              Title: Chief Executive Officer
       -----------------------                     -----------------------
Date: April 1, 2001                         Date:  April 1, 2001
      ------------------------                     -----------------------